Exhibit 99.1
Hanmi Financial Corporation Reports
Second Quarter 2010 Financial Results
LOS ANGELES — July 27, 2010 — Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported a second quarter net loss of $29.3 million, or $0.57 per share, primarily driven by a $37.5 million credit loss provision, compared to a net loss of $9.5 million, or $0.21 per share, in the second quarter a year ago when it took a $23.9 million credit loss provision. A decline in the provision for credit losses and strong liquidity were two positive trends in the second quarter.
“We are pleased with the progress we made in the second quarter of 2010 reducing the size of our problem assets while maintaining strong liquidity.” stated Jay S. Yoo, President and Chief Executive Officer. “We believe these efforts combined with our recently concluded successful capital raise will help stabilize Hanmi Bank’s capital position and allow us to successfully compete in our market areas over the long term,” continued Mr. Yoo.
Second Quarter 2010 Highlights
•	Continuing successful deleveraging of the balance sheet resulted in assets declining 25% to $2.91 billion, with gross loans down 21%, and securities down 11% compared to a year ago.

•	Net interest margin (NIM) expanded 107 basis points to 3.56% in the second quarter and 113 basis points to 3.62% for the first six months of 2010 compared to 2.49% for the second quarter and the first half of 2009. The NIM expansion reflects a reduction in the cost of funds of 11 basis point drop in the quarter and 143 basis points in the first six months of 2010, respectively, compared to the same periods of 2009.

•	The allowance for loan losses decreased to $176.7 million, or 7.05% of total gross loans, at June 30, 2010, compared to $177.8 million, or 6.63% of total gross loans, at March 31, 2010. The allowance for loan losses increased 68% to $176.7 million, or 7.05% of total gross loans compared to $105.3 million, or 3.33% of total gross loans a year ago.

•	Nonperforming loans declined $20.1 million to $242.1 million, or 9.67% of total gross loans from the first quarter’s $262.2 million. Total loans delinquent on accrual status for 30 to 89 days fell to $21.7 million, at June 30, 2010, compared to $68.6 million, at March 31, 2010.

•	Federal Home Loan Bank advances and brokered deposits were down to $153.8 million and $0, respectively, at June 30, 2010 as compared with $211 million and $475 million, a year ago.

•	Non —time deposits increased by 7% from $1.06 billion to $1.14 billion, accounting for 44% of total deposits, compared to 32% of total deposits a year ago, reflecting the continued strong support of the local community.
Successful Capital Raise
As previously announced, following the end of the second quarter, Hanmi successfully raised $120 million of confirmed funding through a registered rights and best efforts offering of common stock, and most of the net proceeds from the offerings will be down-streamed to the Bank. A final notice will be issued to the market shortly to verify the closing of the offering for the full $120 million amount. “We are very pleased with the success of these offerings and grateful for the support shown by our stockholders. We are also pleased with the confidence shown by the investment community in Hanmi’s future,” Mr. Yoo stated.
“Our long-term shareholders subscribed to the recently completed rights offering for a total of $47.3 million, and we raised another $72.7 million in the registered direct offering immediately thereafter. We will contribute at least $100 million of the net proceeds to Hanmi Bank by July 31, 2010 to satisfy a key requirement of its regulatory order with the California DFI” Mr. Yoo added.
In addition, as previously announced, on May 25, 2010 Hanmi entered into a securities purchase agreement with Woori Finance Holdings. Under this agreement, Woori has agreed to purchase a minimum of $210 million of Hanmi common stock at a purchase price of $1.20 per share. Woori also has the option to purchase up to an additional $30 million of Hanmi common stock at the same $1.20 purchase price per share. If consummated, Hanmi intends to contribute a significant portion of the net proceeds from the sale to Woori as additional capital to support Hanmi Bank. The Company expects to use the remaining net proceeds for general working capital purposes. The securities purchase agreement with Woori is contingent upon the satisfaction of certain closing including, but not limited to regulatory approval.
Asset Quality
The Bank continued to focus its efforts to reduce risk in its asset portfolio, especially through note sales. During the second quarter of 2010, the Bank sold at competitive discount rates a total of $82.1 million in problem assets.
At June 30, 2010, the allowance for loan losses decreased slightly to $176.7 million from $177.8 million and $105.3 million at March 31, 2010 and June 30, 2009, respectively. However, the allowance to gross loans ratio increased to 7.05% from 6.63% and 3.33% during March 31, 2010 and June 30, 2009, respectively. Allowance to non-performing loans ratio increased to 72.96% from 67.81% and 62.92% during March 31, 2010 and June 30, 2009, respectively. Second-quarter charge-offs, net of recoveries, were $38.9 million compared to $26.4 million in the prior quarter and $23.6 million in the second quarter of 2009.
Non-performing loans (NPLs) of $242.1 million declined by $20.1 million, or 7.7% at June 30, 2010, compared to $262.2 million, at March 31, 2010, and increased by $74.8 million, or 44.7% compared to $167.3 million at June 30, 2009. Of the total non-performing loans of $242.1 million, $57.8 million, or 23.9%, were current on payments. Management believes these non-performing loans are adequately supported by underlying collateral. 32.3% of NPLs required an impairment reserve totaling $22.4 million.
The following table shows non-performing loans by loan category:
Total Non-Performing Loans

		% of Total		% of Total		% of Total
(’000)	6/30/2010	NPL	3/31/2010	NPL	6/30/2009	NPL
Real Estate Loans:
Commercial Property	42,877	17.7%	52,273	19.9%	25,919	15.5%
Construction	9,823	4.1%	6,786	2.6%	16,542	9.9%
Land Loans	35,806	14.8%	46,388	17.7%	7,235	4.3%
Residential Property	2,836	1.2%	3,241	1.2%	2,209	1.3%
Commercial & Industrial Loans:
Owner Occupied Property	113,976	47.1%	115,147	43.9%	72,006	43.0%
Other C&I	36,521	15.1%	38,043	14.5%	42,862	25.6%
Consumer Loans	293	0.1%	353	0.1%	523	0.3%

TOTAL NPL	242,132	100.0%	262,231	100.0%	167,296	100.0%

Other real estate owned (OREO) totaled $24.1 million at June 30, 2010, up from $22.4 million at March 31, 2010 and down from $34.0 million a year ago. “We have been aggressive in selling loans prior to foreclosure,” said Yoo. Total non-performing assets were $266.2 million, or 9.13% of total assets at June 30, 2010, compared to $284.6 million, or 9.43% of total assets at March 31, 2010, and $201.3 million, or 5.20% of total assets at June 30, 2009.
Our proactive approach to the problematic credits reduced our delinquent loans on accrual status to $21.7 million, or 0.87% of gross loans, at June 30, 2010, from $68.6 million, or 2.56% of gross loans, at March 31, 2010. At June 30, 2009, the comparable numbers were $47.7 million, or 1.51% of gross loans.

The following table shows delinquent loans on accrual status by loan category:
Past due and accruing loans (30 ~89 days)

		% of Total		% of Total		% of Total
(’000)	6/30/2010	30~89 PD	3/31/2010	30~89 PD	6/30/2009	30~89 PD
Real Estate Loans:
Commercial Property	3,020	13.9%	15,155	22.1%	10,138	21.2%
Construction	—	0.0%	—	0.0%	—	0.0%
Land Loans	—	0.0%	2,300	3.4%	5,892	12.3%
Residential Property	1,858	8.6%	381	0.6%	125	0.3%
Commercial & Industrial Loans:
Owner Occupied Property	9,964	45.9%	37,348	54.4%	14,784	31.0%
Other C&I	6,559	30.2%	13,119	19.1%	16,267	34.1%
Consumer Loans	300	1.4%	337	0.5%	533	1.1%

TOTAL Past Due (accruing)	21,701	100.0%	68,640	100.0%	47,739	100.0%

Balance Sheet
Reflecting the Bank’s ongoing program to deleverage its balance sheet, total assets decreased to $2.92 billion, at June 30, 2010, a 3% decline from $3.02 billion at March 30, 2010, and a 25% decline from $3.87 billion at June 30, 2009. Gross loans, net of deferred loan fees, were $2.50 billion as of June 30, 2010, down 7% from $2.68 billion at March 31, 2010, and down 21% from $3.16 billion at June 30, 2009. Total deposits decreased 22% year-over-year and declined 3% from the quarter ended March 31, 2010. Total deposits were $2.58 billion at June 30, 2010, compared to $2.65 billion at March 31, 2010, and $3.29 billion at June 30, 2009. Noninterest-bearing deposits increased 5% to $574.8 million at the end of the second quarter from $547.7 million a year ago.
“We were able to build our core deposits and reduce our reliance on higher-cost certificates of deposits during the second quarter of 2010” stated Brian Cho, Hanmi Bank’s Chief Financial Officer. “We have been reducing our reliance on wholesale funding, reflecting a decrease in brokered deposits from a year ago. FHLB advances are down 27% from a year ago to $153.8 million. We no longer hold any brokered CDs with the maturation of $63 million of brokered CDs in the second quarter.”
“Our diversified funding sources, including core deposits, which continue to increase, sale of long-term assets such as non-performing loans, and our contingent borrowing lines with the Federal Home Loan Bank and Federal Reserve Bank have provided strong liquidity for the bank,” said Cho.
Results of Operations
Net interest income before provision for credit losses totaled $26.3 million, a 4% decrease from $27.3 million in the preceding quarter and a 14% increase from the $23.1 million in second quarter a year ago. The quarterly decline reflects the increase in cash and cash equivalent balances quarter-over-quarter, which have been accumulated to manage the liquidity situation in an uncertain economic environment. The year over year increase reflects the lower cost of funds associated with replacing high-cost time deposits with low-cost core deposits. For the first six months of 2010, net interest income before provision for credit losses totaled $53.6 million compared to $46.3 million in the first six moths of 2009.
The average yield on the loan portfolio was 5.30% in the second quarter of 2010, an 8 basis point decrease from the prior quarter, primarily due to higher interest income reversals on the newly added nonaccrual loans. For the first half of 2010, the interest income reversal due to the addition to NPA was $2.5 million ($1.6 million in the second quarter and $0.9 million in the first quarter), resulting in the negative impact on NIM by 17 basis points. The cost of average interest-bearing deposits in the second quarter was 1.72%, down 15 basis points from the first quarter of 2010. Hanmi’s net interest margin improved 107 basis points to 3.56% up from 2.49% in the second quarter a year ago. The net interest margin in the preceding quarter was 3.69%. For the first six months of 2010 the net interest margin was 3.62% up from 2.49% in the first six months of 2009.
The provision for credit losses in the second quarter of 2010 was $37.5 million, compared to $58.0 million in the prior quarter and $23.9 million in the second quarter a year ago. For the first half of 2010, the provision for credit losses totaled $95.5 million up from $69.9 million in the first half of 2009. The increases in the provision for credit losses as compared to the year ago period are attributable to increases in net charge-offs, non-performing loans and criticized and classified loans, reflecting the deterioration of CRE market.
Total non-interest income in the second quarter of 2010 was $6.7 million compared to $7.0 million in the first quarter of 2010 and $7.6 million in the second quarter of 2009. Non interest income in the first six months of 2010 totaled $13.7 million compared to $16.1 million the first six months of 2009, due primarily to a decrease in service charges on deposit accounts, resulted from the slowed business activities of our customer in the worsening economy. For the first half of 2010, service charges on deposit accounts decreased to $7.3 million, compared to $8.8 million in the same period of 2009.
In addition, as a result of our effort to improve our cash position, we sold a substantial portion of investment securities in 2009 and recognized a significant gain on such sales activities in the first half of 2009, $1.1 million more than the current year’s gain.
Total non-interest expense in the second quarter of 2010 was $24.8 million, down from $26.2 million in the first quarter of 2010 and $25.6 million in the second quarter a year ago. Year-to-date non interest expense increased by $7.0 million to $51.0 million, up 16% from $44.0 million in the first six months of 2009, primarily due to a $5.5 million increase in OREO valuation allowance and a $880,000 increase in FDIC assessment.
“Reduced levels of expenditures for OREO management and credit collections expenses were the primary drivers of lower non-interest expense in the second quarter compared to the preceding quarter,” Cho noted. In the second quarter of 2010, OREO expense dropped to $1.7 million from $5.7 million in the first quarter and is more comparable to the $1.5 million in the second quarter a year ago.
Conference Call Information
Management will host a conference today at 1:30 p.m. PDT (4.30 p.m. EDT) to discuss these financial results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (617) 614-6206 at 1:00 p.m. (PDT), using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi Financial Corporation website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (617) 801-6888, using access code #62288548 where it will be archived until August 14, 2010.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction (the “Transaction”) with Woori Finance Holdings Co. Ltd. (“Woori”) on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010; failure to receive regulatory or stockholder approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including attached as an Exhibit to a Current Report on Form 8-K filed with the SEC on June 18, 2010, and current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Additional Information
A proxy statement relating to certain of the matters discussed in this news release, including a more complete summary of the terms and conditions of the securities purchase agreement with Woori, was filed with the SEC on June 16, 2010. Hanmi is seeking approval of the issuance of securities to Woori at its upcoming meeting of stockholders to be held on July 28, 2010. Copies of the proxy statement and other related documents may be obtained for free from the SEC website (www.sec.gov) or by contacting Hanmi Financial Corp., Attn: Investor Relations, David J. Yang 213-637-4798. Hanmi’s shareholders are advised to read the proxy statement, because it contains important information, and Hanmi notes that the shareholder meeting on the matters discussed in the proxy statement may occur after the closing of the registered rights and best efforts offering. Hanmi, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Hanmi’s shareholders in connection with certain of the matters discussed in this news release. Information regarding such persons and their interests in Hanmi is contained in Hanmi’s proxy statements and annual reports on Form 10-K filed with the SEC. Hanmi has engaged the services of D.F. King & Co., Inc. to assist in soliciting proxies. Shareholders and investors may obtain additional information regarding the interests of Hanmi, its directors and executive officers and D.F. King & Co., Inc. in the matters discussed in this news release by reading the proxy statement and other relevant documents regarding the matters discussed in this news release.
Cautionary Statements
The issuance of the securities to Woori described in this news release have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	DAVID YANG
Chief Financial Officer	Investor Relations and Corporate Planning
(213) 368-3200	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	March 31,	December 31,	June 30,	%
	2010	2010	2009	2009	Change
ASSETS
Cash and Due from Banks	$60,034	$59,677	$55,263	$63,733	(5.8)%
Interest-Bearing Deposits in Other Banks	170,711	139,540	98,847	323,297	(47.2)%
Federal Funds Sold	20,000	—	—	—	—

Cash and Cash Equivalents	250,745	199,217	154,110	387,030	(35.2)%

Investment Securities	191,094	114,231	133,289	214,619	(11.0)%
Loans:
Gross Loans, Net of Deferred Loan Fees	2,503,426	2,682,890	2,819,060	3,157,947	(20.7)%
Allowance for Loan Losses	(176,667)	(177,820)	(144,996)	(105,268)	67.8%

Loans Receivable, Net	2,326,759	2,505,070	2,674,064	3,052,679	(23.8)%

Due from Customers on Acceptances	1,072	1,914	994	1,916	(44.1)%
Premises and Equipment, Net	17,917	18,236	18,657	19,833	(9.7)%
Accrued Interest Receivable	7,802	9,026	9,492	12,118	(35.6)%
Other Real Estate Owned, Net	24,064	22,399	26,306	34,018	(29.3)%
Deferred Income Taxes, Net	—	—	3,608	28,504	(100.0)%
Servicing Assets	3,356	3,590	3,842	3,444	(2.6)%
Other Intangible Assets, Net	2,754	3,055	3,382	4,115	(33.1)%
Investment in Federal Home Loan Bank Stock, at Cost	29,556	30,697	30,697	30,697	(3.7)%
Investment in Federal Reserve Bank Stock, at Cost	6,783	7,878	7,878	10,053	(32.5)%
Bank-Owned Life Insurance	26,874	26,639	26,408	25,937	3.6%
Income Taxes Receivable	9,697	59,680	56,554	30,499	(68.2)%
Other Assets	16,477	16,669	13,425	15,389	7.1%

TOTAL ASSETS	$2,914,950	$3,018,301	$3,162,706	$3,870,851	(24.7)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$574,843	$575,015	$556,306	$547,737	4.9%
Interest-Bearing	2,000,271	2,075,265	2,193,021	2,740,186	(27.0)%

Total Deposits	2,575,114	2,650,280	2,749,327	3,287,923	(21.7)%
Accrued Interest Payable	14,024	13,146	12,606	31,859	(56.0)%
Bank Acceptances Outstanding	1,072	1,914	994	1,916	(44.1)%
Federal Home Loan Bank Advances	153,816	153,898	153,978	210,952	(27.1)%
Other Borrowings	3,062	4,428	1,747	2,532	20.9%
Junior Subordinated Debentures	82,406	82,406	82,406	82,406	—
Accrued Expenses and Other Liabilities	12,276	11,207	11,904	14,137	(13.2)%

Total Liabilities	2,841,770	2,917,279	3,012,962	3,631,725	(21.8)%
Stockholders’ Equity	73,180	101,022	149,744	239,126	(69.4)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,914,950	$3,018,301	$3,162,706	$3,870,851	(24.7)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2010	2010	Change	2009	Change	2010	2009	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$34,486	$36,695	(6.0)%	$44,718	(22.9)%	$71,181	$89,803	(20.7)%
Taxable Interest on Investment Securities	1,359	1,084	25.4%	1,370	(0.8)%	2,443	2,720	(10.2)%
Tax-Exempt Interest on Investment Securities	77	77	—	621	(87.6)%	154	1,264	(87.8)%
Interest on Term Federal Funds Sold	11	—	—	695	(98.4)%	11	1,395	(99.2)%
Dividends on Federal Reserve Bank Stock	103	104	(1.0)%	153	(32.7)%	207	306	(32.4)%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	16	17	(5.9)%	112	(85.7)%	33	194	(83.0)%
Interest on Interest-Bearing Deposits in Other Banks	99	55	80.0%	11	800.0%	154	13	1,084.6%
Dividends on Federal Home Loan Bank Stock	20	21	(4.8)%	—	—	41	—	—

Total Interest and Dividend Income	36,171	38,053	(4.9)%	47,680	(24.1)%	74,224	95,695	(22.4)%

INTEREST EXPENSE:
Interest on Deposits	8,813	9,704	(9.2)%	22,686	(61.2)%	18,517	45,471	(59.3)%
Interest on Federal Home Loan Bank Advances	339	346	(2.0)%	1,010	(66.4)%	685	2,122	(67.7)%
Interest on Junior Subordinated Debentures	692	669	3.4%	846	(18.2)%	1,361	1,834	(25.8)%
Interest on Other Borrowings	31	—	—	2	1,450.0%	31	2	1,450.0%

Total Interest Expense	9,875	10,719	(7.9)%	24,544	(59.8)%	20,594	49,429	(58.3)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	26,296	27,334	(3.8)%	23,136	13.7%	53,630	46,266	15.9%
Provision for Credit Losses	37,500	57,996	(35.3)%	23,934	56.7%	95,496	69,887	36.6%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(11,204)	(30,662)	(63.5)%	(798)	1,304.0%	(41,866)	(23,621)	77.2%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,602	3,726	(3.3)%	4,442	(18.9)%	7,328	8,757	(16.3)%
Insurance Commissions	1,206	1,278	(5.6)%	1,185	1.8%	2,484	2,367	4.9%
Remittance Fees	523	462	13.2%	545	(4.0)%	985	1,068	(7.8)%
Trade Finance Fees	412	351	17.4%	499	(17.4)%	763	1,005	(24.1)%
Other Service Charges and Fees	372	412	(9.7)%	467	(20.3)%	784	950	(17.5)%
Bank-Owned Life Insurance Income	235	231	1.7%	227	3.5%	466	461	1.1%
Net Gain on Sales of Loans	220	(6)	(3,766.7)%	—	—	214	2	10,600.0%
Net Gain on Sales of Investment Securities	8	105	(92.4)%	1	700.0%	113	1,168	(90.3)%
Other Operating Income (Loss)	98	446	(78.0)%	214	(54.2)%	544	280	94.3%

Total Non-Interest Income	6,676	7,005	(4.7)%	7,580	(11.9)%	13,681	16,058	(14.8)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,011	8,786	2.6%	8,508	5.9%	17,797	16,011	11.2%
Deposit Insurance Premiums and Regulatory Assessments	4,075	2,224	83.2%	3,929	3.7%	6,299	5,419	16.2%
Occupancy and Equipment	2,674	2,725	(1.9)%	2,788	(4.1)%	5,399	5,672	(4.8)%
Other Real Estate Owned Expense	1,718	5,700	(69.9)%	1,502	14.4%	7,418	1,645	350.9%
Data Processing	1,487	1,499	(0.8)%	1,547	(3.9)%	2,986	3,083	(3.1)%
Professional Fees	1,022	1,066	(4.1)%	890	14.8%	2,088	1,506	38.6%
Supplies and Communications	574	517	11.0%	599	(4.2)%	1,091	1,169	(6.7)%
Advertising and Promotion	503	535	(6.0)%	624	(19.4)%	1,038	1,193	(13.0)%
Loan-Related Expense	310	307	1.0%	1,217	(74.5)%	617	1,398	(55.9)%
Amortization of Other Intangible Assets	301	328	(8.2)%	406	(25.9)%	629	835	(24.7)%
Other Operating Expenses	3,090	2,537	21.8%	3,595	(14.0)%	5,627	6,024	(6.6)%

Total Non-Interest Expense	24,765	26,224	(5.6)%	25,605	(3.3)%	50,989	43,955	16.0%

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(29,293)	(49,881)	(41.3)%	(18,823)	55.6%	(79,174)	(51,518)	53.7%
Provision (Benefit) for Income Taxes	(36)	(395)	(90.9)%	(9,288)	(99.6)%	(431)	(24,787)	(98.3)%

NET LOSS	$(29,257)	$(49,486)	(40.9)%	$(9,535)	206.8%	$(78,743)	$(26,731)	194.6%

LOSS PER SHARE:
Basic	$(0.57)	$(0.97)	(41.2)%	$(0.21)	171.4%	$(1.54)	$(0.58)	165.5%
Diluted	$(0.57)	$(0.97)	(41.2)%	$(0.21)	171.4%	$(1.54)	$(0.58)	165.5%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	51,036,573	50,998,990		45,924,767		51,017,885	45,907,998
Diluted	51,036,573	50,998,990		45,924,767		51,017,885	45,907,998
SHARES OUTSTANDING AT PERIOD-END	51,198,390	51,182,390		46,130,967		51,198,390	46,130,967

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2010	2010	Change	2009	Change	2010	2009	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,611,178	$2,765,701	(5.6)%	$3,282,152	(20.40)%	$2,688,012	$3,315,434	(18.9)%
Average Investment Securities	158,543	125,340	26.5%	179,129	(11.5)%	142,034	180,698	(21.4)%
Average Interest-Earning Assets	2,965,975	3,010,938	(1.5)%	3,786,788	(21.70)%	2,988,332	3,796,434	(21.3)%
Average Total Assets	2,978,245	3,086,198	(3.5)%	3,897,158	(23.6)%	3,031,917	3,922,648	(22.7)%
Average Deposits	2,617,738	2,662,960	(1.7)%	3,223,309	(18.8)%	2,640,224	3,212,728	(17.8)%
Average Borrowings	240,189	257,132	(6.6)%	386,477	(37.9)%	248,614	413,117	(39.8)%
Average Interest-Bearing Liabilities	2,292,121	2,360,992	(2.9)%	3,083,774	(25.70)%	2,326,367	3,099,465	(24.9)%
Average Stockholders’ Equity	91,628	137,931	(33.6)%	240,207	(61.9)%	114,651	252,658	(54.6)%
Average Tangible Equity	88,692	134,679	(34.1)%	235,850	(62.4)%	111,558	248,092	(55.0)%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	(3.94)%	(6.50)%		(0.98)%		(5.24)%	(1.37)%
Return on Average Stockholders’ Equity	(128.07)%	(145.50)%		(15.92)%		(138.50)%	(21.34)%
Return on Average Tangible Equity	(132.31)%	(149.02)%		(16.22)%		(142.34)%	(21.73)%
Efficiency Ratio	75.11%	76.37%		83.36%		75.75%	70.53%
Net Interest Spread (1)	3.17%	3.29%		1.90%		3.22%	1.90%
Net Interest Margin (1)	3.56%	3.69%		2.49%		3.62%	2.49%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$177,820	$144,996	22.6%	$104,943	69.4%	$144,996	$70,986	104.3%
Provision Charged to Operating Expense	37,793	59,217	(36.2)%	23,922	58.0%	97,010	69,692	39.2%
Charge-Offs, Net of Recoveries	(38,946)	(26,393)	47.6%	(23,597)	65.0%	(65,339)	(35,410)	84.5%

Balance at End of Period	$176,667	$177,820	(0.6)%	$105,268	67.8%	$176,667	$105,268	67.8%

Allowance for Loan Losses to Total Gross Loans	7.05%	5.14%		3.33%		7.05%	3.33%
Allowance for Loan Losses to Total Non-Performing Loans	72.96%	66.19%		62.92%		72.96%	62.92%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,655	$3,876	(31.5)%	$4,279	(38.0)%	$3,876	$4,096	(5.4)%
Provision Charged to Operating Expense	(293)	(1,221)	(76.0)%	12	(733.3)%	(1,514)	195	(876.4)%

Balance at End of Period	$2,362	$2,655	(11.0)%	$4,291	(45.0)%	$2,362	$4,291	(45.0)%

	37,500	57,996	(35.3)%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	March 31,	%	December 31,	%	June 30,	%
	2010	2010	Change	2009	Change	2009	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$242,133	$262,232	(7.7)%	$219,000	10.6%	$167,255	44.8%
Loans 90 Days or More Past Due and Still Accruing	—	—	—	67	(100.0)%	41	(100.0)%

Total Non-Performing Loans	242,133	262,232	(7.7)%	219,067	10.5%	167,296	44.7%
Other Real Estate Owned, Net	24,064	22,399	7.4%	26,306	(8.5)%	34,018	(29.3)%

Total Non-Performing Assets	$266,197	$284,631	(6.5)%	$245,373	8.5%	$201,314	32.2%

Total Non-Performing Loans/Total Gross Loans	9.67%	9.77%		7.77%		5.30%
Total Non-Performing Assets/Total Assets	9.13%	9.43%		7.76%		5.20%
Total Non-Performing Assets/Allowance for Loan Losses	150.7%	160.1%		138.0%		191.2%

DELINQUENT LOANS (Accrual Status)	$21,702	$68,640	(68.4)%	$41,151	(47.3)%	$44,771	(51.5)%

Delinquent Loans (Accrual Status)/Total Gross Loans	0.87%	2.56%		1.53%		1.42%

LOAN PORTFOLIO:
Real Estate Loans	$928,819	$986,417	(5.8)%	$1,043,097	(11.0)%	$1,137,395	(18.3)%
Commercial and Industrial Loans (2)	1,519,639	1,638,550	(7.3)%	1,714,212	(11.4)%	1,945,816	(21.9)%
Consumer Loans	55,790	58,886	(5.3)%	63,303	(11.9)%	76,098	(26.7)%

Total Gross Loans	2,504,248	2,683,853	(6.7)%	2,820,612	(11.2)%	3,159,309	(20.7)%
Deferred Loan Fees	(822)	(963)	(14.6)%	(1,552)	(47.0)%	(1,362)	(39.6)%

Gross Loans, Net of Deferred Loan Fees	2,503,426	2,682,890	(6.7)%	2,819,060	(11.2)%	3,157,947	(20.7)%
Allowance for Loan Losses	(176,667)	(177,820)	(0.6)%	(144,996)	21.8%	(105,268)	67.8%

Loans Receivable, Net	$2,326,759	$2,505,070	(7.1)%	$2,674,064	(13.0)%	$3,052,679	(23.8)%

LOAN MIX:
Real Estate Loans	37.1%	36.8%		37.0%		36.0%
Commercial and Industrial Loans (2)	60.7%	61.1%		60.8%		61.6%
Consumer Loans	2.2%	2.1%		2.2%		2.4%

Total Gross Loans	100.0%	100.0%		100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$574,843	$575,015	—	$556,306	3.3%	$547,737	4.9%
Savings	127,848	121,041	5.6%	111,172	15.0%	88,477	44.5%
Money Market Checking and NOW Accounts	434,533	488,366	(11.0)%	685,858	(36.6)%	424,760	2.3%
Time Deposits of $100,000 or More	1,117,025	1,048,688	6.5%	815,190	37.0%	1,284,491	(13.0)%
Other Time Deposits	320,865	417,170	(23.1)%	580,801	(44.8)%	942,458	(66.0)%

Total Deposits	$2,575,114	$2,650,280	(2.8)%	$2,749,327	(6.3)%	$3,287,923	(21.7)%

DEPOSIT MIX:
Demand — Noninterest-Bearing	22.3%	21.7%		20.2%		16.7%
Savings	5.0%	4.6%		4.0%		2.7%
Money Market Checking and NOW Accounts	16.9%	18.4%		24.9%		12.9%
Time Deposits of $100,000 or More	43.4%	39.6%		29.7%		39.1%
Other Time Deposits	12.4%	15.7%		21.2%		28.6%

Total Deposits	100.0%	100.0%		100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	7.35%	7.81%		9.07%		10.70%
Tier 1 Risk-Based	6.02%	6.49%		7.77%		9.42%
Tier 1 Leverage	4.99%	5.68%		6.69%		8.01%

(2)	Commercial and industrial loans include owner-occupied property loans of $995.1 million, $1.08 billion and $1.21 billion as of June 30, 2010, March 31, 2010, and June 30, 2009, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Six Months Ended
	June 30, 2010			March 31, 2010			June 30, 2009			June 30, 2010			June 30, 2009
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$811,063	$10,351	5.12%	$836,147	$11,374	5.52%	$914,802	$13,041	5.72%	$823,535	$21,725	5.32%	$914,717	$25,978	5.73%
Construction	81,067	946	4.68%	113,115	1,394	5.00%	178,456	1,594	3.58%	97,003	2,340	4.86%	179,237	3,141	3.53%
Residential Property	69,937	932	5.35%	74,077	783	4.29%	86,913	1,119	5.16%	71,996	1,715	4.80%	88,692	2,282	5.19%

Total Real Estate Loans	962,067	12,229	5.10%	1,023,339	13,551	5.37%	1,180,171	15,754	5.35%	992,534	25,780	5.24%	1,182,646	31,401	5.35%
Commercial and Industrial Loans (1)	1,593,326	21,484	5.41%	1,682,429	22,235	5.36%	2,025,414	27,774	5.50%	1,637,631	43,719	5.38%	2,054,521	56,011	5.50%
Consumer Loans	56,684	738	5.22%	61,197	849	5.63%	77,989	1,108	5.70%	58,928	1,587	5.43%	79,608	2,261	5.73%

Total Gross Loans	2,612,077	34,451	5.29%	2,766,965	36,635	5.37%	3,283,574	44,636	5.45%	2,689,093	71,086	5.33%	3,316,775	89,673	5.45%
Prepayment Penalty Income	—	35	—	—	60	—	—	82	—	—	95	—	—	130	—
Unearned Income on Loans, Net of Costs	(899)	—	—	(1,264)	—	—	(1,422)	—	—	(1,081)	—	—	(1,341)	—	—

Gross Loans, Net	2,611,178	34,486	5.30%	2,765,701	36,695	5.38%	3,282,152	44,718	5.46%	2,688,012	71,181	5.34%	3,315,434	89,803	5.46%

Investment Securities:
Municipal Bonds (2)	7,484	119	6.36%	7,549	118	6.25%	59,222	956	6.46%	7,517	237	6.31%	59,055	1,945	6.59%
U.S. Government Agency Securities	65,894	560	3.40%	32,120	383	4.77%	13,177	144	4.37%	49,100	943	3.84%	11,387	240	4.22%
Mortgage-Backed Securities	58,419	577	3.95%	61,920	490	3.17%	74,939	880	4.70%	60,161	1,067	3.55%	75,326	1,775	4.71%
Collateralized Mortgage Obligations	14,287	129	3.61%	11,382	113	3.97%	20,713	215	4.15%	12,842	242	3.77%	27,136	563	4.15%
Corporate Bonds	—	—	0.00%	—	—	—	233	22	37.77%	—	—	0.00%	196	—	0.00%
Other Securities	12,459	94	3.02%	12,369	98	3.17%	10,845	109	4.02%	12,414	192	3.09%	7,598	142	3.74%

Total Investment Securities (2)	158,543	1,479	3.73%	125,340	1,202	3.84%	179,129	2,326	5.19%	142,034	2,681	3.78%	180,698	4,665	5.16%

Other Interest-Earning Assets:
Equity Securities	37,979	123	1.30%	39,369	125	1.27%	41,532	153	1.47%	38,671	248	1.28%	41,629	306	1.47%
Federal Funds Sold and Securities Purchased Under Resale Agreements	12,198	16	0.52%	14,118	17	0.48%	135,362	112	0.33%	13,152	33	0.50%	115,086	194	0.34%
Term Federal Funds Sold	7,253	11	0.61%	—	—	—	147,692	695	1.88%	3,646	11	0.60%	143,044	1,395	1.95%
Interest-Bearing Deposits in Other Banks	138,824	99	0.29%	66,410	55	0.33%	921	11	4.78%	102,817	154	0.30%	543	13	4.79%

Total Other Interest-Earning Assets	196,254	249	0.51%	119,897	197	0.66%	325,507	971	1.19%	158,286	446	0.56%	300,302	1,908	1.27%

TOTAL INTEREST-EARNING ASSETS (2)	$2,965,975	$36,214	4.90%	$3,010,938	$38,094	5.13%	$3,786,788	$48,015	5.09%	$2,988,332	$74,308	5.01%	$3,796,434	$96,376	5.12%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$125,016	$922	2.96%	$115,625	$824	2.89%	$84,588	$527	2.50%	$120,347	$1,746	2.93%	$83,315	$1,032	2.50%
Money Market Checking and NOW Accounts	458,137	1,217	1.07%	558,916	1,622	1.18%	319,319	1,426	1.79%	508,248	2,839	1.13%	331,270	3,280	2.00%
Time Deposits of $100,000 or More	1,090,412	5,057	1.86%	924,055	4,677	2.05%	1,313,683	12,108	3.70%	1,007,693	9,734	1.95%	1,196,816	22,430	3.78%
Other Time Deposits	378,367	1,617	1.71%	505,264	2,581	2.07%	979,707	8,625	3.53%	441,465	4,198	1.92%	1,074,947	18,729	3.51%

Total Interest-Bearing Deposits	2,051,932	8,813	1.72%	2,103,860	9,704	1.87%	2,697,297	22,686	3.37%	2,077,753	18,517	1.80%	2,686,348	45,471	3.41%

Borrowings:
FHLB Advances	153,859	339	0.88%	173,062	346	0.81%	302,220	1,010	1.34%	163,407	685	0.85%	329,056	2,122	1.30%
Other Borrowings	3,924	31	3.17%	1,664	—	0.00%	1,851	2	0.43%	2,801	31	2.23%	1,655	2	0.24%
Junior Subordinated Debentures	82,406	692	3.37%	82,406	669	3.29%	82,406	846	4.12%	82,406	1,361	3.33%	82,406	1,834	4.49%

Total Borrowings	240,189	1,062	1.77%	257,132	1,015	1.60%	386,477	1,858	1.93%	248,614	2,077	1.68%	413,117	3,958	1.93%

TOTAL INTEREST-BEARING LIABILITIES	$2,292,121	$9,875	1.73%	$2,360,992	$10,719	1.84%	$3,083,774	$24,544	3.19%	$2,326,367	$20,594	1.79%	$3,099,465	$49,429	3.22%

NET INTEREST INCOME (2)		$26,339			$27,375			$23,471			$53,714			$46,947

NET INTEREST SPREAD (2)			3.17%			3.29%			1.90%			3.22%			1.90%

NET INTEREST MARGIN (2)			3.56%			3.69%			2.49%			3.62%			2.49%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.